Exhibit 99.1

TELETECH ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS

Achieves Second Quarter Revenue of $289 Million with Diversified Businesses Growing to 21 Percent of Revenue

ENGLEWOOD, Colo., August 1, 2012 – TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of technology-enabled customer experience solutions, today announced financial results for the second quarter ended June 30, 2012.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2012.

“Our results this quarter reflect our previously announced plans to exit certain underperforming markets while at the same time actively investing in innovation and revenue diversification,” said Ken Tuchman, TeleTech chairman and chief executive officer. “Our diversified business segments comprised 21 percent of revenue up from 15 percent in the year-ago quarter,” continued Tuchman.  “Clients are coming to TeleTech because of the breadth and depth of our customer experience expertise as demonstrated by the eleven new clients we signed during the quarter. Our ability to holistically design, implement and manage a brand differentiating experience across multiple channels is helping our clients generate long-term customer equity.”

SECOND QUARTER 2012 FINANCIAL HIGHLIGHTS

•                  Second quarter 2012 revenue was $288.8 million compared to $293.6 million in the second quarter 2011.  Second quarter 2012 revenue was lower by approximately $13 million due to the company’s previously announced decision to exit certain underperforming markets and programs in addition to a $9.7 million negative foreign currency impact. Excluding the above reductions, revenue increased approximately 6 percent over the year-ago quarter.

•                  Income from operations for the second quarter 2012 included $17.3 million of restructuring and impairment charges which was in line with the Company’s previously announced range of $15 million to $18 million in charges to be incurred in 2012.  These actions are expected to positively impact operating income by $10 million to $12 million on an annualized basis when fully realized.

•                  Second quarter 2012 income from operations was $6.4 million or 2.2 percent of revenue compared to $24.6 million or 8.4 percent of revenue in the second quarter 2011.  Excluding the restructuring and impairment charges discussed above, second quarter 2012 non-GAAP income from operations was $23.7 million or 8.2 percent of revenue.

•                  Second quarter 2012 fully diluted earnings per share attributable to TeleTech stockholders was 10 cents compared to 38 cents in the second quarter 2011.  Excluding restructuring, impairment and other items, second quarter 2012 non-GAAP fully diluted earnings per share attributable to TeleTech stockholders was 31 cents compared to 29 cents in the year-ago quarter.

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

•                  During the second quarter 2012 TeleTech signed an estimated $55 million in annualized revenue from both new and expanding client relationships.  Approximately 70 percent represented recurring revenue.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES AND STRATEGIC ACQUISITIONS

•                  As of June 30, 2012, TeleTech had cash and cash equivalents of $170.6 million, $78.0 million of borrowings on its credit facility and total other debt of $13.0 million, resulting in net cash of $79.6 million.

•                  TeleTech had approximately $418 million of additional borrowing capacity available under its revolving credit facility as of June 30, 2012.  This provides TeleTech with the continued financial flexibility to fund organic growth, share repurchases and pursue accretive acquisitions.

•                  Cash flow from operations in the second quarter 2012 increased 45 percent to $34.0 million from $23.4 million in the second quarter 2011. The increase was primarily due to the timing of certain working capital items.

•                  Capital expenditures in the second quarter 2012 were $11.0 million compared to $8.5 million in the second quarter 2011. The higher capital expenditures were primarily related to the selective expansion of capacity in line with TeleTech’s new business wins as well as increased investments in its technology-based offerings.

•                  TeleTech repurchased 1.2 million shares of common stock during the second quarter 2012 for a total cost of $18.1 million.  As of June 30, 2012, there was $15.9 million authorized for future share repurchases.

SEGMENT REPORTING

To provide clarity as to the financial profile and performance of TeleTech’s primary businesses, TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Corporate expenses are reported separately from the above.  Highlights of the financial performance of the primary segments are provided below.

Customer Management Services (CMS) – Customer Experience Delivery Solutions

•                  CMS second quarter 2012 revenue was $229.4 million, representing approximately 79 percent of total second quarter 2012 revenue, compared to $248.2 million in the second quarter 2011.  CMS second quarter 2012 revenue was lower by approximately $13 million due to the Company’s previously announced decision to exit certain underperforming markets and programs in addition to an $8.6 million negative foreign currency impact.

•                  CMS second quarter 2012 income from operations included $17.0 million of restructuring and impairment charges related to the exit of certain unprofitable markets and programs referred to above.  CMS second quarter 2012 income from operations was $28.6 million or 12.5 percent of revenue, compared to 20.0 percent of revenue in the second quarter 2011.  Excluding the $17.0 million of restructuring charges, CMS second quarter 2012 non-GAAP income from operations was $45.6 million or 19.9 percent of revenue.

Customer Growth Services (CGS) – Technology-Enabled Revenue Generation Solutions

•                  CGS second quarter 2012 revenue was $24.4 million, representing approximately 8 percent of total second quarter 2012 revenue, compared to $23.5 million in the second quarter 2011.

•                  CGS second quarter 2012 income from operations was $4.2 million or 17.3 percent of revenue, compared to 19.6 percent of revenue in the second quarter 2011.

Customer Technology Services (CTS) – Hosted and Managed Technology Solutions

•                  CTS second quarter 2012 revenue increased 114 percent from the second quarter 2011 to $25.0 million, representing approximately 9 percent of total second quarter 2012 revenue.  The increase was due to the acquisition of eLoyalty.

•                  CTS second quarter 2012 income from operations was $4.1 million or 16.4 percent of revenue, compared to $3.2 million or 27.1 percent of revenue in the second quarter 2011.  CTS second quarter 2012 operating results reflected the mix shift of services from purely hosted solutions in the year-ago quarter to both hosted and managed solutions in the second quarter 2012, along with an increased investment in sales and marketing to support the segment’s continued growth initiatives.

Customer Strategy Services (CSS) – Customer Experience Strategy and Data Analytics Solutions

•                  CSS second quarter 2012 revenue was $10.0 million compared to $10.3 million in the second quarter 2011.  In constant currency, CSS second quarter 2012 revenue grew by approximately 6 percent.

•                  CSS second quarter 2012 income from operations was $0.3 million or 3.1 percent of revenue, compared to $1.3 million or 12.7 percent of revenue in the second quarter 2011.  The lower operating margin was primarily due to a negative foreign currency impact of $0.3 million, an increased investment in geographic expansion and certain acquisition-related costs.

Corporate Expenses

•                  The second quarter 2012 operating income of the above segments excluded $30.7 million of corporate expenses which were lower by $3.3 million or 9.6 percent, from $34.0 million in the second quarter 2011.

•                  TeleTech expects to continue to further leverage its corporate expenses as a percentage of revenue across its expanding suite of services.

BUSINESS OUTLOOK

•                  As previously discussed, TeleTech’s decision to exit certain underperforming markets and programs is estimated to reduce 2012 revenue by $100 million to $115 million while positively impacting operating income by $10 million to $12 million on an annualized basis when fully realized.  These actions are estimated to result in asset impairment and restructuring costs in the range of $15 million to $18 million during 2012, of which $17.3 million was recognized in the second quarter 2012.

•                  TeleTech continues to expect 2012 revenue will range between $1.15 billion and $1.2 billion.  Growth in both existing and new client relationships is expected to offset any revenue reduction resulting from the decision to exit certain unprofitable markets.

•                  TeleTech continues to expect 2012 operating margin will increase from 2011 and range between 8.5 percent and 9.0 percent, before any unusual charges.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on Thursday, August 2, 2012 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Thursday, August 16, 2012.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

ABOUT TELETECH

For nearly 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, enable, manage and grow customer value through the delivery of superior customer experiences across the customer lifecycle. As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-enabled solutions that maximize revenue, transform customer experiences and optimize business processes. From strategic consulting to operational execution, our more than 41,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of August 1, 2012. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue	$288,798	$293,636	$581,452	$574,615

Operating Expenses:
Cost of services	209,121	210,358	421,016	409,479
Selling, general and administrative	45,709	47,283	93,844	95,084
Depreciation and amortization	10,229	11,423	20,345	23,021
Restructuring charges, net	16,296	(57)	18,254	682
Impairment losses	997	—	2,797	230
Total operating expenses	282,352	269,007	556,256	528,496

Income From Operations	6,446	24,629	25,196	46,119

Other income (expense)	(1,470)	(1,276)	(1,550)	(1,546)

Income Before Income Taxes	4,976	23,353	23,646	44,573

Benefit (Provision) for income taxes	1,272	(129)	(581)	(9,978)

Net Income	6,248	23,224	23,065	34,595

Net income attributable to noncontrolling interest	(925)	(1,007)	(1,861)	(1,905)

Net Income Attributable to TeleTech Stockholders	$5,323	$22,217	$21,204	$32,690

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.10	$0.39	$0.38	$0.57

Diluted	$0.10	$0.38	$0.37	$0.56

Income From Operations Margin	2.2%	8.4%	4.3%	8.0%
Net Income Attributable to TeleTech Stockholders Margin	1.8%	7.6%	3.6%	5.7%
Effective Tax Rate	(25.6)%	0.6%	2.5%	22.4%

Weighted Average Shares Outstanding
Basic	55,125	56,713	55,809	56,949
Diluted	55,712	57,974	56,558	58,376

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue:
Customer Management Services	$229,401	$248,207	$464,277	$494,280
Customer Growth Services	24,409	23,483	47,173	45,626
Customer Technology Services	24,956	11,660	50,509	16,317
Customer Strategy Services	10,032	10,286	19,493	18,392
Total	$288,798	$293,636	$581,452	$574,615

Income (Loss) From Operations:
Customer Management Services	$28,563	$49,588	$74,269	$97,839
Customer Growth Services	4,212	4,594	5,291	7,576
Customer Technology Services	4,103	3,156	7,808	5,868
Customer Strategy Services	316	1,309	847	1,773
Corporate	(30,748)	(34,018)	(63,019)	(66,937)
Total	$6,446	$24,629	$25,196	$46,119

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$170,578	$156,371
Accounts receivable, net	243,360	243,636
Other current assets	87,757	78,275
Total current assets	501,695	478,282

Property and equipment, net	105,055	100,321
Other assets	178,202	168,375

Total assets	$784,952	$746,978

LIABILITIES AND EQUITY
Total current liabilities	$184,001	$170,011
Other long-term liabilities	132,289	106,720
Total equity	468,662	470,247

Total liabilities and equity	$784,952	$746,978

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Reconciliation of Gross Margin:

Revenue	$288,798	$293,636	$581,452	$574,615
Cost of services	209,121	210,358	421,016	409,479
Gross margin	$79,677	$83,278	$160,436	$165,136

Gross margin percentage	27.6%	28.4%	27.6%	28.7%

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech Stockholders	$5,323	$22,217	$21,204	$32,690
Interest income	(695)	(720)	(1,455)	(1,386)
Interest expense	1,583	1,291	2,681	2,671
(Benefit) Provision for income taxes	(1,272)	129	581	9,978
EBIT	$4,939	$22,917	$23,011	$43,953

Depreciation and amortization	10,229	11,423	20,345	23,021

EBITDA	$15,168	$34,340	$43,356	$66,974

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$6,248	$23,224	$23,065	$34,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,229	11,423	20,345	23,021
Other	17,516	(11,274)	5,247	(9,635)
Net cash provided by operating activities	33,993	23,373	48,657	47,981

Less - Total Capital Expenditures	10,994	8,492	17,368	12,362

Free Cash Flow	$22,999	$14,881	$31,289	$35,619

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$6,446	$24,629	$25,196	$46,119
Restructuring charges, net	16,296	(57)	18,254	682
Impairment losses	997	—	2,797	230
Acquistion-related expenses	—	855	159	1,066

Non-GAAP Income from Operations	$23,739	$25,427	$46,406	$48,097

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech Stockholders	$5,323	$22,217	$21,204	$32,690
Add: Asset impairment and restructuring charges, net of related taxes	10,843	(42)	13,278	641
Add: Acquisition-related expenses, net of related taxes	—	522	95	650
Add: Changes in judgement for uncertain tax positions recorded in prior periods	1,016	(5,687)	(537)	163

Non-GAAP Net Income Attributable to TeleTech Stockholders	$17,182	$17,010	$34,041	$34,144

Diluted shares outstanding	55,712	57,974	56,558	58,376

Non-GAAP EPS Attributable to TeleTech Stockholders	$0.31	$0.29	$0.60	$0.58

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech Stockholders	$5,323	$22,217	$21,204	$32,690
Interest income	(695)	(720)	(1,455)	(1,386)
Interest expense	1,583	1,291	2,681	2,671
(Benefit) Provision for income taxes	(1,272)	129	581	9,978
Depreciation and amortization	10,229	11,423	20,345	23,021
Asset impairment and restructuring charges	17,293	(57)	21,051	912
Acquistion-related expenses	—	855	159	1,066
Equity-based compensation expenses	3,457	3,955	6,845	7,715

Non-GAAP EBITDA	$35,918	$39,093	$71,411	$76,667

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,	June 30,	September 30,	December 31,
	2011	2011	2011	2011

Revenue:
Customer Management Services	$246,073	$248,207	$248,690	$240,657
Customer Growth Services	22,143	23,483	25,793	24,210
Customer Technology Services	4,657	11,660	22,876	27,785
Customer Strategy Services	8,106	10,286	6,876	7,886
Total	$280,979	$293,636	$304,235	$300,538

Income (Loss) From Operations:
Customer Management Services	$48,251	$49,588	$43,385	$43,751
Customer Growth Services	2,982	4,594	5,020	5,059
Customer Technology Services	2,712	3,156	4,289	4,804
Customer Strategy Services	463	1,309	(322)	19
Corporate	(32,918)	(34,018)	(25,800)	(32,870)
Total	$21,490	$24,629	$26,572	$20,763